Exhibit 10.1

THIRD AMENDED AND RESTATED ESCROW AGREEMENT

THIRD AMENDED AND RESTATED ESCROW AGREEMENT, dated as of June 19, 2015 (“Agreement”), by and among Chart Acquisition Group, LLC (the “Representative”), Joseph Wright (“Wright”), and Cowen Investments LLC (“Cowen Investments,” together with Wright and the Representative, the “Warrant Purchasers”), Continental Stock Transfer & Trust Company, a New York corporation (“Escrow Agent”) and Deutsche Bank Securities, Inc. (“DB”) and Cowen and Company, LLC (“Cowen”), with DB and Cowen acting as representatives of the several Underwriters (as defined below).

WHEREAS, the Warrant Purchasers agreed to establish an escrow account (the “Escrow Account”) to deposit certain funds with the Escrow Agent for the benefit of the holders of warrants (the “Beneficiaries”) issued by Chart Acquisition Corporation (the “Company”) in its initial public offering (the “IPO”) being underwritten by the underwriters in connection thereof, including DB and Cowen (the “Underwriters”), in an amount of TWO MILLION TWO HUNDRED FIFTY THOUSAND and 00/100 ($2,250,000.00) U.S. Dollars (the “Escrow Asset”), which amount shall be distributed, from time to time in accordance with the procedures set forth below;

WHEREAS, the Warrant Purchasers have collectively committed to offer to purchase up to 3,750,000 (subject to reduction as described herein) of the Company’s issued and outstanding warrants offered in the IPO (the “Warrants”) at a purchase price of $0.60 per Warrant in a proposed tender offer in connection with a business combination as described in the Registration Statement (the “Business Combination Tender Offer”); The Beneficiaries that have tendered Warrants purchased by the Warrant Purchasers in such tender offer are hereinafter referred to as the “Tendering Beneficiaries”);

WHEREAS, the parties hereto entered into the Escrow Agreement on December 19, 2012 (the “Original Agreement”) in connection with the IPO, as described in the Company’s Registration Statement on Form S-1, File No. 333-177280 (“Registration Statement”), to govern the distribution of the Escrow Asset;

WHEREAS, the requisite number of stockholders of the Company have approved an amendment (the “Extension Amendment”) to the Company’s amended and restated certificate of incorporation to, among other things, extend the date before which the Company must complete a business combination from June 13, 2015 (the “Original Termination Date”) to July 31, 2015 (the “Extended Termination Date”);

WHEREAS, on September 12, 2014, the Warrant Purchasers purchased an aggregate of 7,700 of the Warrants at a purchase price of $0.30 per Warrant in a tender offer (the “Initial Warrant Extension Tender Offer”);

WHEREAS, on March 11, 2015, the Warrant Purchasers purchased an aggregate of 647,500 of the Warrants at a purchase price of $0.30 per Warrant in a tender offer (the “Second Warrant Extension Tender Offer”);

WHEREAS, following the Initial Warrant Extension Tender Offer and the Second Warrant Extension Tender Offer, the principal amount of TWO MILLION FIFTY THREE THOUSAND FOUR HUNDRED FORTY and 00/100 ($2,053,440) U.S. Dollars remain in the Escrow Account;

WHEREAS, the parties hereto entered into the Amended and Restated Escrow Agreement on September 12, 2014 (the “First Amended Agreement”) to amend and to restate the Original Agreement in its entirety;

WHEREAS, the parties hereto entered into the Second Amended and Restated Escrow Agreement on March 19, 2015 (the “Current Agreement”) to amend and to restate the First Amended Agreement in its entirety;

WHEREAS, the Warrant Purchasers have collectively committed to offer to purchase up to 6,844,800 of the Company’s Warrants at a purchase price of $0.30 per Warrant in a proposed tender offer to close on or about the Original Termination Date (the “Third Warrant Extension Tender Offer”) in connection with the Extension Amendment. The Beneficiaries that have tendered Warrants purchased by the Warrant Purchasers in such Third Warrant Extension Tender Offer are hereinafter referred to as the “Extension Tendering Beneficiaries”; and

WHEREAS, the parties hereto desire to amend and restate the Current Agreement to, among other things, provide that (i) the Company’s failure to complete a business combination by the Extended Termination Date (rather than the Original Termination Date) will, in the circumstances set forth herein, constitute a Termination Event hereunder, (ii) the Warrant Purchasers are permitted to use the Escrow Asset to fund the Third Warrant Extension Tender Offer; and (iii) the Escrow Period (as defined below) shall be extended for up to forty-five (45) days following the Business Combination (as defined below) if the Warrant Purchasers are unable to consummate the Third Warrant Extension Tender Offer concurrent with the Business Combination.

IT IS AGREED:

1.      Appointment of Escrow Agent and Representative.

1.1.          The Warrant Purchasers hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

1.2.          The Warrant Purchasers hereby appoint the Representative as their representative to act on behalf of the Warrant Purchasers as their duly authorized agent with respect to all matters governed by this Agreement and the Representative hereby accepts such appointment and agrees to act in accordance with and subject to the terms hereof.

2.      Deposit of Escrow Asset. 24 hours prior to the effective date of the Registration Statement (the “Effective Date”), the Warrant Purchasers shall deliver to the Escrow Agent the Escrow Asset in the amounts set forth in Schedule 1 hereto. The funds shall be delivered by wire transfer to a segregated non-interest bearing bank account established by the Escrow Agent at JP Morgan Chase Bank, NA maintained by the Escrow Agent, which thereafter shall be disbursed only in accordance with the terms and conditions of this Agreement and at a brokerage institution selected by the trustee that is reasonably satisfactory to the Company;

The Escrow Asset will be invested by the Escrow Agent only when and as directed in writing by Representative in a form substantially similar to Exhibit D attached hereto. in United States treasuries with a maturity of 180 days or less or in money market funds that invest solely in United States treasury securities.

3.      Disbursement and Reduction of the Escrow Asset.

3.1.          The Escrow Agent shall hold the Escrow Asset during the period (the “Escrow Period” commencing on the date hereof and ending upon the earlier of (each a “Termination Event”) (i)(a) if the Warrant Purchasers are able to consummate the Business Combination Tender Offer concurrent with the Company’s consummation of an initial business combination as described in the Registration Statement (“Business Combination”), then the consummation of the Business Combination or (b) if the Warrant Purchasers are unable to consummate the Business Combination Tender Offer concurrent with the Business Combination due to the rules and regulations of the Securities and Exchange Commission, then up to forty-five (45) days following the consummation of the Business Combination or (ii) the Company’s failure to consummate a Business Combination by the Extended Termination Date. Upon completion of the Escrow Period, the Escrow Agent shall promptly commence the distribution of the Escrow Asset (excluding any interest or dividends earned thereon) to the Beneficiaries upon receipt of, and only in accordance with, the terms of a joint letter (the “Direction Letter”) in accordance with Sections 3.3 or 3.4, as applicable, hereof. Notwithstanding the foregoing, during the Escrow Period, the Escrow Agent may distribute a certain portion of the Escrow Asset pursuant to Sections 3.2 or 3.5 herein.

3.2.          During the Escrow Period, upon written request from the Representative, which may be given from time to time pursuant to a letter (the “Earnings Reduction Letter”) in a form substantially similar to that attached hereto as Exhibit A, the Escrow Agent shall reduce the amount of the Escrow Asset and distribute to the Warrant Purchasers by wire transfer the income collected on the Escrow Asset.

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3.3.          If the Termination Event is in connection with the Company’s consummation of a Business Combination as set forth in Section 3.1(i)(a) or (b), Escrow Agent shall distribute the Escrow Asset pro-rata to the Tendering Beneficiaries upon Escrow Agent’s receipt of a Direction Letter in a form substantially similar to that attached hereto as Exhibit B, stating that that the Company has consummated its initial business combination, as set forth in the Registration Statement and a tender offer (either concurrent with or, if required to comply with rules and regulations of the Securities and Exchange Commission, subsequent to the consummation of the Business Combination but no later than forty-five (45) days thereafter) has also been consummated for up to 3,750,000 (provided, that such number shall be reduced at a ratio of one for every two Warrants (rounded to the nearest number) properly tendered and not withdrawn in the Initial Warrant Extension Tender Offer, the Second Warrant Extension Tender Offer or the Third Warrant Extension Tender Offer) of the Company’s Warrants issued (but not private warrants), such that each Tendering Beneficiary will receive an amount equal to $0.60 per Warrant for each Warrant validly tendered and not properly withdrawn on a pro rata basis as applicable. The Escrow Agent will distribute all validly tendered and acquired Warrants to the Warrant Purchasers on a pro rata basis.

3.4.          If the Termination Event is the Company’s failure to consummate a Business Combination as set forth in Section 3.1(ii), Escrow Agent shall distribute the Escrow Asset pro-rata to the Beneficiaries upon Escrow Agent’s receipt of a Direction Letter in a form substantially similar to that attached hereto as Exhibit C-1, stating that the Company did not consummate a proposed business combination by the Extended Termination Date, and the Warrant Purchasers must distribute the Escrow Asset such that each Beneficiary receives a pro rata amount of the Escrow Asset per Warrant for each Warrant then held by such Beneficiary

3.5.          If the Company has not consummated a Business Combination within 30 months from the date of the final prospectus, the Escrow Agent shall distribute, no later than 10 business days following such date, a portion of the Escrow Asset to the Extension Tendering Beneficiaries upon Escrow Agent’s receipt of a Direction Letter in a form substantially similar to that attached hereto as Exhibit C-2, stating that the Third Warrant Extension Tender Offer has been consummated and authorizing distribution of a portion of the Escrow Asset to the Extension Tendering Beneficiaries based on the number of Warrants tendered by each Extension Tendering Beneficiary and not properly withdrawn, such that each Extension Tendering Beneficiary is entitled to receive an amount equal to $0.30 per Warrant for each Warrant validly tendered and not properly withdrawn. The Escrow Agent will distribute all validly tendered and acquired Warrants to the Warrant Purchasers on a pro rata basis.

4.      Concerning the Escrow Agent.

4.1.          Good Faith Reliance. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

4.2.          Indemnification. The parties hereto agree to jointly and severally indemnify and hold the Escrow Agent harmless from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Asset held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Asset or it may deposit the Escrow Asset with the clerk of any appropriate court or it may retain the Escrow Asset pending receipt of a final, non appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Asset are to be disbursed and delivered. The provisions of this Section 4.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 4.5 or 4.6 below.

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4.3.          Compensation. The Escrow Agent shall be entitled to compensation in accordance with Schedule A attached hereto from the Warrant Purchasers for all services rendered by it hereunder. The Escrow Agent shall also be entitled to reimbursement from the Warrant Purchasers for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges. The parties further agree to promptly pay the Escrow Agent’s monthly invoices when delivered by regular mail, or by other electronic means to the following address: Chart Acquisition Group LLC, 555 Fifth Avenue, 19th Floor, New York, New York 10017, Attn: Christopher D. Brady.

4.4.          Further Assurances. From time to time on and after the date hereof, the Warrant Purchasers shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

4.5.          Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed jointly by DB and Cowen, the Escrow Asset held hereunder. If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Asset with any court it reasonably deems appropriate.

4.6.          Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the other parties hereto, jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 4.5.

4.7.          Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

5.      Miscellaneous.

5.1.          Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

5.2.          Third Party Beneficiaries. Each of the Warrant Purchasers hereby acknowledges that the Beneficiaries and Extending Tender Beneficiaries are third party beneficiaries of this Agreement.

5.3.          Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to the charged.

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5.4.          Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

5.5.          Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

5.6.          Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or be mailed, certified or registered mail, or by private national courier service, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or, if mailed, two days after the date of mailing, as follows:

If to the Warrant Purchasers, to the Representative:

Chart Acquisition Group LLC

555 Fifth Avenue, 19th Floor

New York, New York 10017

Attn: Christopher D. Brady

and if to the Escrow Agent, to:

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Attn: Steven G. Nelson, Chairman

And if to DB, to:

Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York 10005

And if to Cowen, to:

Cowen and Company, LLC

599 Lexington Avenue

New York, NY 10022

Attn: Head of Equity Capital Markets

A copy of any notice sent hereunder shall be sent to:

DLA Piper LLP (US)

1251 Avenue of the Americas, 27th Floor

New York, New York 10020-1104

Attn: Jack Kantrowitz, Esq.

and:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105

Attention: Douglas S. Ellenoff

The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

[Signature Page Follows]

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WITNESS the execution of this Agreement as of the date first above written.

WARRANT PURCHASERS:

CHART ACQUISITION GROUP, LLC

(as a Warrant Purchaser and its capacity as Representative)

By:	/s/ Michael LaBarbera

Name: Michael LaBarbera

Title: Manager

/s/ Joseph Wright

Name: Joseph Wright

COWEN INVESTMENTS LLC

By:	/s/ Owen Littman

Name: Owen Littman

Title: Authorized Signatoru

ESCROW AGENT:

CONTINENTAL STOCK TRANSFER
& TRUST COMPANY

By:	/s/ Frank Di Paolo

Name: Frank Di Paolo

Title: Chief Financial and Trust Officer

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Eric Hackel

Name: Eric Hackel

Title: Managing Director

COWEN AND COMPANY, LLC

By:	/s/ John Holmes

Name: John Holmes

Title: Chief Operating Officer and Managing Director

[Signature Page to Third Amended and Restated Escrow Agreement]

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SCHEDULE A

SCHEDULE 1

WARRANT PURCHASER	PERCENTAGE	AMOUNT
Chart Acquisition Group LLC	61.7%	$ 1,387.500
Joseph R. Wright	3.3%	$ 75,000
Cowen Investments LLC	35.0%	$ 787,500

EXHIBIT A

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

17 Battery Place, 8th Floor

New York, New York 10004

Attn: Steven Nelson and Frank DiPaolo

Re: Escrow Account No. [ ] - Earnings Reduction Letter

Gentlemen:

Pursuant to Section 3.2 of the Third Amended and Restated Escrow Agreement by and among Chart Acquisition Group, LLC (the “Representative”), Joseph Wright, and Cowen Investments LLC (“Cowen Investments,” and together with Joseph Wright and the Representative, the “Warrant Purchasers”), Continental Stock Transfer & Trust Company, a New York corporation (“Escrow Agent”) and Deutsche Bank Securities, Inc. and Cowen and Company, LLC, dated as of , 2015 (the “Escrow Agreement”), the Representative hereby requests that you deliver to it $ of the interest income earned on the Escrow Asset as of the date hereof as follows.

[LIST WARRANT PURCHASERS AND AMOUNTS]

In accordance with the terms of the Escrow Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Warrant Purchasers’ operating accounts at:

[WIRE INSTRUCTION INFORMATION]

Chart Acquisition Group, LLC

By:
Name:
Title:

cc:	Deutsche Bank Securities, Inc.
Cowen and Company, LLC

EXHIBIT B

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Attn: Steven Nelson and Frank Di Paolo

Re: Escrow Account No. [ ] - Direction Letter

Gentlemen:

Pursuant to Section 3.3 of the Third Amended and Restated Escrow Agreement between Chart Acquisition Group, LLC (the “Representative”), Joseph Wright, and Cowen Investments LLC (“Cowen Investments,” and together with Joseph Wright and the Representative, the “Warrant Purchasers”), Continental Stock Transfer & Trust Company, a New York corporation (“Escrow Agent”) and Deutsche Bank Securities, Inc. and Cowen and Company, LLC, dated as of , 2015 (the “Escrow Agreement”), this is to advise you that the Company has consummated a business combination with [ ] (the “Target Businesses”) on [ ] (the “Consummation Date”). Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Escrow Agreement.

Pursuant to Section 3.3 of the Escrow Agreement, you are hereby directed to distribute the Escrow Asset (less any interest earned thereon) pro-rata to the Tendering Beneficiaries based on the number of Warrants tendered by each Tendering Beneficiary and not properly withdrawn because the Company has consummated its initial business combination, as set forth in the Registration Statement and a tender offer has also been consummated (either concurrent with or, if required to comply with rules and regulations of the Securities and Exchange Commission, subsequent to the Consummation Date but no later than forty-five (45) days thereafter) for up to 3,422,400 (provided, that such number shall be reduced at a ratio of one for every two Warrants (rounded to the nearest number) properly tendered and not withdrawn in the Third Warrant Extension Tender Offer) of the Company’s Warrants (but not private warrants) issued, such that each Tendering Beneficiary is entitled to receive an amount equal to $0.60 per Warrant for each Warrant validly tendered and not properly withdrawn (pro rated as applicable). The balance of the Escrow Asset, if any, should be returned to the Warrant Purchasers’ operating accounts at:

[WIRE INSTRUCTION INFORMATION]

Upon the distribution of all Escrow Asset pursuant to the terms hereof, the Escrow Agreement shall be terminated.

Very truly yours,

Chart Acquisition Group, LLC

By:
Name:
Title:

Deutsche Bank Securities, Inc.

By:
Name:
Title:

Cowen and Company, LLC

By:
Name:
Title:

EXHIBIT C-1

[Letterhead of Company]

 [Insert date]

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Attn: Steven Nelson and Frank Di Paolo

Re: Escrow Account No. [ ] - Direction Letter

Gentlemen:

Reference is made to the Third Amended and Restated Escrow Agreement between Chart Acquisition Group, LLC (the “Representative”), Joseph Wright, and Cowen Investments LLC (“Cowen Investments,” and together with Joseph Wright and the Representative, the “Warrant Purchasers”), Continental Stock Transfer & Trust Company, a New York corporation (“Escrow Agent”) and Deutsche Bank Securities, Inc. and Cowen and Company, LLC, dated as of , 2015 (the “Escrow Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Escrow Agreement. Pursuant to Section 3.4 of the Escrow Agreement, this is to advise you that the Company did not consummate a proposed business combination by the Extended Termination Date, and the Warrant Purchasers must distribute the Escrow Asset such that each Beneficiary receives a pro rated amount of the Escrow Asset per Warrant for each Warrant then held by such Beneficiary.

In accordance with the terms of the Escrow Agreement, you are hereby directed to distribute the Escrow Asset on [ ] to the warrantholders. [ ] has been selected as the “record” date for the purpose of determining the warrantholders entitled to receive their pro rata share of the Escrow Asset (less interest earned thereon). You agree to be the paying agent of record and in your separate capacity as paying agent to distribute said funds directly to the Company’s warrantholders (other than with respect to the private warrants) in accordance with the terms of the Escrow Agreement. Upon the distribution of all of the funds comprising the Escrow Asset, your obligations under the Escrow Agreement shall be terminated.

Very truly yours,

Chart Acquisition Group, LLC

By:
Name:
Title:

cc:	Deutsche Bank Securities, Inc.
Cowen and Company, LLC

EXHIBIT C-2

[Letterhead of Company]

 [Insert date]

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Attn: Steven Nelson and Frank Di Paolo

Re: Escrow Account No. [ ] - Direction Letter

Gentlemen:

Reference is made to the Third Amended and Restated Escrow Agreement between Chart Acquisition Group, LLC (the “Representative”), Joseph Wright, and Cowen Investments LLC (“Cowen Investments,” and together with Joseph Wright and the Representative, the “Warrant Purchasers”), Continental Stock Transfer & Trust Company, a New York corporation (“Escrow Agent”) and Deutsche Bank Securities, Inc. and Cowen and Company, LLC, dated as of , 2015 (the “Escrow Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Escrow Agreement. Pursuant to Section 3.5 of the Escrow Agreement, this is to advise you that the Third Warrant Extension Tender Offer has been consummated. In accordance with the terms of the Escrow Agreement, you are hereby directed to distribute [ ] of the Escrow Asset to the Extension Tendering Beneficiaries based on the number of Warrants tendered by each Extension Tendering Beneficiary and not properly withdrawn and, such that each Extension Tendering Beneficiary is entitled to receive an amount equal to $0.30 per Warrant for each Warrant validly tendered and not properly withdrawn. You agree to be the paying agent of record and in your separate capacity as paying agent to distribute said funds directly to the Company’s warrantholders who are Extension Tendering Beneficiaries in accordance with the terms of the Escrow Agreement. If this distribution consists of all of the funds comprising the Escrow Asset, your obligations under the Escrow Agreement shall be terminated.

Very truly yours,

Chart Acquisition Group, LLC

By:
Name:
Title:

cc:	Deutsche Bank Securities, Inc.
Cowen and Company, LLC

Exhibit D

October 11, 2012

Continental Stock Transfer & Trust Company

17 Battery Place, 8th Floor

New York, New York 10017

Attention: Frank A. Di Paolo, Chief Financial Officer

Dear Frank,

Regarding account _____________ established with Morgan Stanley in the name of Continental Stock and Transfer A/A/F Chart Acquisition Group, LLC, please issue instructions to invest the escrow deposit as follows:

Investment parameters:

[$______ of the Escrow Asset will be invested only in United States treasuries with a maturity of 180 days or less and the remaining $______ may be invested in either United States treasuries with a maturity of 180 days or less or in money market funds that invest solely in United States treasuries.]

SELECT OPTION

☐ Option 1:

Please purchase at market a $______ US T-bill maturing in 180 days and, with the remaining funds $______ , purchase an additional US T-bill also maturing in 180 days.

Or

☐ Option 2:

Please purchase at market a $______ T-bill maturing in 180 days and, with the remaining funds ($______), purchase Morgan Stanley 100% US Treasury Securities Money Market Fund.

Or

☐ Option 3:

Please purchase $______, of Morgan Stanley 100% US Treasury Securities Money Market Fund.

Sincerely,

Chart Acquisition Group, LLC

By: